EXHIBIT (a)(2)

LETTER OF CONSENT
OF
TERRESTAR CORPORATION (“TSC”)
TERRESTAR NETWORKS INC. (“TSN”)
AND
TERRESTAR HOLDINGS INC. (“HOLDINGS”)

Solicitation of Consents from Holders of the Following Series of Notes:
Issuer	Debt Security Description	Aggregate Original Principal Amount

TSN	6.5% Senior Exchangeable PIK Notes due 2014	$150,000,000

THE SOLICITATION FOR THE 6.5% NOTES AMENDMENTS AND 6.5% NOTEHOLDERS’ APPROVAL WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MARCH 5 , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION TIME.

The Exchange and Information Agent for the Consent Solicitation is:

Epiq Financial Balloting Group
757 Third Avenue, 3rd Floor
New York, New York 10017
Attention:  TerreStar
(646) 282-1800 (Telephone)
(646) 282-1804 (Fax)

Delivery of this Letter of Consent to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as listed above, will not constitute a valid delivery.  However, TSC, TSN and Holdings (collectively, the “Companies”) reserve the right to accept any Letter of Consent received by the Companies.  The instructions accompanying this Letter of Consent should be read carefully before this Letter of Consent is completed.

All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Offering Memorandum or the 6.5% Notes Indenture.

This Letter of Consent is to be used by holders of the 6.5% Notes if such holders desire to consent to the 6.5% Notes Amendments and the 6.5% Noteholders’ Approval.

Only holders of record of the 6.5% Notes may validly submit a Letter of Consent.  The undersigned should complete, execute and deliver this Letter of Consent to indicate the action the undersigned desires to take with respect to the consent solicitation.

Listed below are the 6.5 Notes to which this Letter of Consent relates.  If the space provided is inadequate, list the certificate numbers and aggregate principal amounts on a separately executed schedule and affix the schedule to this Letter of Consent.

DESCRIPTION OF THE 6.5% NOTES
Notes	Certificate Number(s)	Aggregate Principal Amount Represented

6.5% Notes due 2014
$

Name of holder (if applicable):

Address of holder (if applicable):

(Including Zip Code)

If no amounts are specified under the caption “Aggregate Principal Amount Represented” above with respect to the 6.5% Notes of which you are a holder and this Letter of Consent is signed in the space provided below, you will be deemed to have given a consent with respect to the entire aggregate principal amount of such 6.5% Notes.  Consents may be given only with respect to integral multiples of $1,000 of 6.5% Notes.

BY EXECUTING THIS LETTER YOU ARE DELIVERING YOUR CONSENT WITH RESPECT TO THE 6.5% NOTES OF WHICH YOU ARE A HOLDER, TO THE 6.5% NOTES AMENDMENTS AND THE 6.5% NOTEHOLDERS’ APPROVAL.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides a consent with respect to the adoption of the 6.5% Notes Amendments (with respect to the principal amount of the 6.5% Notes indicated) as permitted by the 6.5% Notes Indenture and the 6.5% Noteholders’ Approval, subject to satisfaction of the conditions set forth in the Offering Memorandum and the execution of the 6.5% Notes Supplement effecting the 6.5% Notes Amendments.

The undersigned understands that the consent provided hereby shall remain in full force and effect unless and until such consent is revoked in accordance with the procedures set forth in the Offering Memorandum and this Letter of Consent.  Consents may be revoked at any time prior to the Expiration Time.  The undersigned understands that the 6.5% Notes Amendments will not become effective until the 6.5% Notes Supplement has been executed and delivered by U.S. Bank National Association, the trustee, and the other signatories thereto, and the other conditions set forth in the Offering Memorandum have been satisfied.  If the solicitation for the 6.5 Notes Amendments and 6.5% Noteholders’ Approval is terminated or withdrawn, the 6.5% Notes Amendments and 6.5% Noteholders’ Approval will not become effective.  The undersigned understands that consents may only be revoked by written notice of revocation given in accordance with the procedures set forth in the Offering Memorandum.

The undersigned hereby represents and warrants that the undersigned has full power and authority to deliver or withhold consents for the 6.5% Notes as indicated herein.  The undersigned will, upon request, execute and deliver any additional documents deemed by the trustee to be necessary or desirable with respect thereto or to execute and deliver the 6.5% Notes Supplement.

All authority conferred or agreed to be conferred by this Letter of Consent shall not be affected by, and shall survive, the death, incapacity, dissolution, bankruptcy or insolvency of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

All questions as to the form of all documents and the validity (including time of receipt) and delivery of consents will be determined in accordance with the procedures set forth in the Offering Memorandum.

The undersigned acknowledges that the undersigned must comply with the provisions of this Letter of Consent and complete the information required herein to validly consent to the 6.5% Notes Amendments and 6.5% Noteholders’ Approval, as set forth in the Offering Memorandum.  The effectiveness of the 6.5% Notes Amendments and the 6.5% Noteholders’ Approval is conditioned upon, among other things, there being received and not properly revoked on or prior to the Expiration Time the consent of the holders of a majority in aggregate principal amount of the 6.5% Notes outstanding and the holders of a majority in aggregate principal amount of the 6.5% Notes outstanding held by the Majority Unaffiliated Holders, respectively.

PLEASE SIGN HERE

This consent is being solicited by the Companies.  Holders of the 6.5% Notes who wish to consent to the adoption of the 6.5% Notes Amendments and the 6.5% Noteholders’ Approval pursuant to the Offering Memorandum should complete, sign, date and mail or deliver this Letter of Consent to the Exchange and Information Agent, at the address set forth on the front cover of this Letter of Consent.

When this Letter of Consent is completed, signed, dated and mailed or otherwise delivered prior to the Expiration Time to the Exchange and Information Agent, the undersigned will be deemed to have delivered a “CONSENT” to the adoption of the 6.5% Notes Amendments and 6.5% Noteholders’ Approval, as described in the Offering Memorandum.

This Letter of Consent must be signed by or on behalf of the holder(s) exactly as its (their) name(s) appear(s) on certificate(s) representing the 6.5% Notes, exactly as such participant’s name appears on a security position listing as the owner of 6.5% Notes.  If this Letter of Consent will be signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or anyone else acting in a fiduciary or representative capacity, please set forth your full title.

SIGNATURE(S) OF HOLDER(S) OR AUTHORIZED SIGNATORY (See guarantee requirement below)
Dated
Name(s)

(Please Print)
Title
Address

(Including Zip Code)
Area Code and Telephone Number
Tax Identification or Social Security Number
MEDALLION SIGNATURE (If Required–See Instruction 3)

Authorized Signature
Name of Firm
BY EXECUTING THIS LETTER YOU ARE DELIVERING YOUR CONSENT WITH RESPECT TO THE 6.5% NOTES OF WHICH YOU ARE A HOLDER, TO THE 6.5% NOTES AMENDMENTS AND THE 6.5% NOTEHOLDERS’ APPROVAL.

INSTRUCTIONS FOR SECURITY HOLDERS
FORMING PART OF THE TERMS AND CONDITIONS OF THIS CONSENT

1.   Expiration Time. The term “Expiration Time” with respect to the consent solicitation means 5:00 p.m., New York City time, on Friday, March 5 , 2010, unless extended by the Companies, in which event the term “Expiration Time” will mean the latest time and date to which the consent solicitation is so extended.  In order to extend the Expiration Time, the Companies will notify the Exchange and Information Agent of any extension by giving oral (confirmed in writing) or written notice no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time.  Without limiting the manner in which the Companies may choose to make any public announcement, the Companies shall have no obligations to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service, Business Wire or such other means of announcement as the Companies may deem appropriate.

2.   Delivery of this Letter of Consent. Holders must properly complete, duly execute and properly deliver the Letter of Consent to the Exchange and Information Agent on or before the Expiration Time.  Consents will be accepted on or prior to the Expiration Time in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Consent and the Offering Memorandum.  The method of delivery of this Letter of Consent and all other required documents to the Exchange and Information Agent is at the election and risk of the holder and, except as otherwise provided below, delivery will be deemed made only when actually received by the Exchange and Information Agent.  In all cases, sufficient time should be allowed to assure timely delivery.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended and enough time should be allowed to assure timely delivery.  NO LETTER OF CONSENT SHOULD BE SENT TO ANY PERSON OTHER THAN THE EXCHANGE AND INFORMATION AGENT.  HOWEVER, THE COMPANIES RESERVE THE RIGHT TO ACCEPT ANY LETTER OF CONSENT RECEIVED BY THE COMPANIES.  HOLDERS OF THE 6.5% NOTES SHOULD NOT TENDER OR DELIVER 6.5% NOTES AT ANY TIME.

3.   Signature on Letter of Consent. If this Letter of Consent is signed by the holder of the 6.5% Notes, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration or any change whatsoever. If any of the 6.5% Notes are registered in the name of two or more holders, all such holders must sign this Letter of Consent.  If any of the 6.5% Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Consent as there are different registrations of certificates.

If this Letter of Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Companies of such person’s authority to so act must be submitted.

If this Letter of Consent is executed by a person or entity who is not the registered holder, then the registered holder must sign a valid proxy, with the signature of such registered holder guaranteed by a participant in a recognized medallion signature program (a “Medallion Signature Guarantor”).

No Medallion Signature Guarantor is required (a) if this Letter of Consent is signed by the registered holder(s) of the 6.5% Notes with respect to which this Letter of Consent is delivered (b) if this Letter of Consent is delivered by or for the account of a firm or any other entity indentified in Rule 17Ad-15 promulgated under the Exchange Act of 1934, as amended, including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union, (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association.

IN ALL OTHER CASES, ALL SIGNATURES ON LETTERS OF CONSENT MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR.

4.   Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form and eligibility (including time of receipt) of the Letters of Consent and the consent solicitation procedures will be determined by the Companies in their sole discretion, which determination will be conclusive and binding.  The Companies reserve the right to reject any or all Letters of Consent or revocations thereof that are not in proper form or the acceptance of which could, in the opinion of the Companies or its counsel, be unlawful.  The Companies also reserve the right to waive any defects or irregularities in connection with deliveries of particular Letters of Consent or revocations thereof.  Unless waived, any defects or irregularities in connection with deliveries of Letters of Consent or revocations thereof must be cured within such time as the Companies determine.  None of the Companies, the Exchange and Information Agent or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Letters of Consent or revocations thereof will not be deemed to have been made until all defects or irregularities therein have been cured or waived.  The Companies’ interpretations of the terms and conditions of the consent solicitation shall be conclusive and binding.

5.   Revocation of Consent. 6.5% Notes holders who wish to exercise their right of revocation with respect to a consent must give written notice of revocation by fax, mail or hand delivery to the Exchange and Information Agent at its address set forth on the front cover of this Letter of Consent which must be received by the Exchange and Information Agent prior to the earlier of (i) the Expiration Time and (ii) the time at which the consent of the holders of a majority in aggregate principal amount of the 6.5% Notes outstanding has been received.  A written notice of revocation, to be effective, must contain the name of the person who delivered the consent, the name of the holder, a description of the 6.5% Notes to which such revocation relates, the certificate number(s) of the 6.5% Notes to which such revocation relates, the aggregate principal amount of 6.5% Notes to which such revocation relates and the signature of the holder furnishing such revocation (with such Medallion Signature Guarantor or proxy as described in Instruction 3 above).  A revocation, to be effective, must be executed by the holder of the 6.5% Notes to which such revocation relates in the same manner as the original signature on the Letter of Consent (including any required Medallion Signature).  If a revocation is signed by a person other than the registered holder of the 6.5% Notes, such revocation must be accompanied by a valid proxy signed by such registered holder and authorizing the revocation of the registered holder’s consent.  A revocation shall be effective only if such revocation complies with the revocation procedures set forth in this Letter of Consent and the Offering Memorandum.  A beneficial owner of 6.5% Notes who is not the holder of such 6.5% Notes must arrange with such holder to execute and deliver on such beneficial owner’s behalf a revocation of any consent already given with respect to the 6.5% Notes in accordance with the procedures described in this Letter of Consent and the Offering Memorandum.  A purported revocation that is not received by the Exchange and Information Agent in a timely fashion and accepted as a valid revocation will not be effective to revoke a previously furnished consent.  The Companies reserve the right to contest the validity of any revocations.  A person who has delivered a revocation may thereafter redeliver a consent by following the procedures described elsewhere in this Letter of Consent at any time on or prior to the Expiration Time.

6.   Waiver of Conditions; Amendment; Conditions. The Companies reserve the absolute right to amend, waive or modify the terms of the consent solicitation, as more fully described in the Offering Memorandum.

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Questions regarding the consent solicitation may be directed to the Exchange and Information Agent at its telephone number or address listed below.  A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the consent solicitation.

The Exchange and Information Agent is:

Epiq Financial Balloting Group
757 Third Avenue, 3rd Floor
New York, New York 10017
Attention:  TerreStar
(646) 282-1800 (Telephone)
(646) 282-1804 (Fax)